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Exhibit 25.5

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)
270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

Prudential Financial Capital Trust III
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-6345639 (I.R.S. employer identification No.)
751 Broad Street Newark, NJ (Address of principal executive offices)	07102 (Zip Code)

Preferred Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a)  Name and address of each examining or supervising authority to which it is subject.

    New York State Banking Department, State House, Albany, New York, 12110.

    Board of Governors of the Federal Reserve System, Washington, D.C., 20551

    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b)  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the Obligor and Guarantors.

        If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.    A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        2.    A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.    None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.    A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        5.    Not applicable.

        6.    The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        7.    A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        8.    Not applicable.

        9.    Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of April, 2003.

JPMORGAN CHASE BANK
By	/s/ CRAIG BAUMBERGER Craig Baumberger, Trust Officer

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  Exhibit 25.5
GENERAL
  Item 1. General Information.
  Item 2. Affiliations with the Obligor and Guarantors.
  Item 16. List of Exhibits
SIGNATURE